Exhibit 10.17

          The following persons have a percentage benefit multiplier under the Supplemental Executive Retirement Plan (the "Plan") of 2.4% or 2.0%, as indicated below, in lieu of the 1.6% of final average monthly remuneration benefit multiplier described in the Plan:

2.4%	2.0%

Steven M. Duffy	William J.B. Brown
V. Dean Estes	Arthur G. Croci
Stephen L. Gulis, Jr.	Richard C. DeBlasio
Blake W. Krueger	Gary Fountain
Timothy J. O'Donovan	Ted Gedra
Robert J. Sedrowski	Jacques Lavertue
Thomas P. Mundt
Nicholas P. Ottenwess
A. T. Payne
James Weston
Spencer E. Zimmerman
James D. Zwiers
Bruce Scott Sible